UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

15 Park Row West, Suite 302, Providence, RI 02903
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Effective April 1, 2026, United Natural Foods, Inc. (the “Company”), SUPERVALU INC., UNFI Wholesale, Inc., and UNFI Distribution Company, LLC (collectively, the “U.S. Borrowers”) and UNFI Canada, Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), entered into an amended and restated loan agreement (the “Amended and Restated ABL Loan Agreement”), by and among the Borrowers, the financial institutions that are parties thereto as lenders (collectively, the “ABL Lenders”), Wells Fargo Bank, N.A. as administrative agent for the ABL Lenders, and the other parties thereto, which provides for a secured asset-based revolving credit facility (the “Amended and Restated ABL Credit Facility”), of which up to $2,400 million is available to the Borrowers, including a U.S. Dollar equivalent of $100 million sublimit for borrowings in Canadian dollars, and a First In, Last Out (“FILO”) tranche of incremental ABL loans of $130 million. The Amended and Restated ABL Credit Facility amended and restated the Company’s existing $2,600 million ABL Credit Facility dated as of June 3, 2022, as amended from time to time prior to April 1, 2026, and the existing incremental FILO loans of $130 million. Under the Amended and Restated ABL Loan Agreement, the Borrowers may, at their option, request an increase in the aggregate amount of the ABL Credit Facility in an amount of up to $750 million, subject to the satisfaction of certain customary conditions and applicable lenders committing to provide the increase in funding. There is no assurance that additional funding would be available.

The Amended and Restated ABL Loan Agreement utilizes Term SOFR and Base Rate (each as defined in the Amended and Restated ABL Loan Agreement) as the benchmark interest rates. Borrowings under the Amended and Restated ABL Credit Facility bear interest at rates that, at the Borrowers’ option, can be either: (i) Base Rate plus either (x) 0.125% (if the Daily Average Availability (as defined in the Amended and Restated ABL Loan Agreement) is greater than or equal to 50%) or (y) 0.375% (if the Daily Average Availability is less than 50%) or (ii) a Term SOFR rate plus (x) 1.125% (if the Daily Average Availability is greater than or equal to 50%) or (y) 1.375% (if the Daily Average Availability is less than 50%). Unutilized commitments under the Amended and Restated ABL Credit Facility are subject to a per annum fee of 0.20%. From April 1, 2026 until the last day of the first full fiscal quarter ending thereafter, the margin will be equal to either, at the option of the Borrowers, Base Rate plus 0.125% or Term SOFR plus 1.125%.

The Amended and Restated ABL Credit Facility will expire at the earlier of (i) April 1, 2031, (ii) the date that is ninety-one days prior to the maturity date of the Company’s $500 million term loan facility entered into on October 22, 2018, as amended, if on such date more than $100 million of borrowings under the Term Loan Facility remain outstanding and matures prior to April 1, 2031, and (iii) the date that is ninety-one days prior to the maturity date of the Company’s 6.750% senior notes due 2028 if on such date more than $100 million of senior notes remain outstanding and mature prior to April 1, 2031, provided that, the maturity dates described in (ii) and (iii) are subject to certain exceptions based on the establishment by the Borrowers of a sufficient reserve availability under the Amended and Restated ABL Loan Agreement.

The Amended and Restated ABL Loan Agreement subjects the Company to a fixed charge coverage ratio of at least 1.0 to 1.0 calculated at the end of each of the Company’s fiscal quarters on a rolling four quarter basis, if the adjusted aggregate availability is ever less than the greater of (i) $204 million and (ii) 10% of the aggregate Borrowing Base (as defined below).

The Amended and Restated ABL Loan Agreement contains certain operational and informational covenants customary for this type of secured revolving credit facility, which limit the Company’s restricted subsidiaries’ ability to, among other things, incur debt, declare or pay dividends or make other distributions to its stockholders, transfer or sell assets, create liens on its assets, engage in transactions with affiliates and merge, consolidate or sell all or substantially all of the Company’s and its subsidiaries’ assets on a consolidated basis. If the Company fails to comply with any of these covenants, it may be in default under the Amended and Restated ABL Loan Agreement, and all amounts due thereunder may become immediately due and payable.

The Borrowers’ obligations under the Amended and Restated ABL Credit Facility are guaranteed by most of the Company’s wholly owned subsidiaries (collectively, the “Guarantors”), subject to customary exceptions and limitations. The Borrowers’ obligations under the Amended and Restated ABL Credit Facility and the Guarantors’ obligations under the related guarantees are secured by (i) a first-priority lien on all of the Borrowers’ and Guarantors’ accounts receivable, inventory and certain other assets arising therefrom or related thereto (including substantially all of their deposit accounts, collectively, the “ABL Assets”) and (ii) a second-priority lien on all of the Borrowers’ and Guarantors’ assets that do not constitute ABL Assets, in each case, subject to customary exceptions and limitations.

Availability under the Amended and Restated ABL Credit Facility is subject to a borrowing base (the “Borrowing Base”), which is based on 90% of eligible accounts receivable, plus 90% of eligible credit card receivables, plus 90.0% (or in certain circumstances, 92.5%) of the net orderly liquidation value of eligible inventory, plus 90% of eligible pharmacy receivables, plus 85% of certain pharmacy prescription files availability of the Borrowers, after adjusting for customary reserves. Total Availability under the Amended and Restated ABL Credit Facility shall at no time exceed the lesser of (x) the aggregate commitments under the Amended and Restated ABL Credit Facility (currently $2,400 million) or (y) the Borrowing Base.

Except as described above, all other material terms of the Amended and Restated ABL Loan Agreement remain unchanged. The foregoing description of the Amended and Restated ABL Loan Agreement in this Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the ABL Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ GIORGIO MATTEO TARDITI
Name:	Giorgio Matteo Tarditi
Title:	President and Chief Financial Officer

Date:    April 2, 2026